AMENDMENT TO SOFTWARE LEASE AGREEMENT

This Amendment to Software Lease Agreement dated December 2, 2021 (the “Amendment”) is made and entered into on January 2, 2023 (the “Effective Date”), by and between Sky Century Investment, Inc., a Nevada corporation, having its principal place of business at 220 Emerald Vista Way #233, Las Vegas, NV 89144 (“Lessee”) and Markebitz Limited (“Lessor”), having its beneficiary address at Unit B, Lot 49, 1st Floor, Block F, Lazenda Warehouse 3, Jalan Ranca-Ranca, 87000 F.T. Labuan, Malaysia.

RECITALS

WHEREAS, The Lessee and the Lessor previously entered into a Software Lease Agreement dated December 2, 2021 (the “Agreement”);

WHEREAS, The Lessee and the Lessor desire to amend the Software Lease Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Together with this Amendment, the Lessee has issued to the Lessor a Promissory Note in the total amount of one hundred nine thousand seven hundred sixty U.S. dollars ($109,760).

2.Promissory Note. The Lessor and the Lessee agree that the debt owed by the Lessee to the Lessor under the Promissory Note shall be divided into two parts as follows:

(a) The first part of the debt, in the amount of fifty-six thousand U.S. dollars ($56,000), shall be converted into shares of Le’s common stock at a fixed price of $0.0035 per common share and transferred to the Lessor no later than May 1, 2023.

(b) The second part of the debt, in the amount of fifty-three thousand seven hundred sixty U.S. dollars ($53,760), shall also be converted into shares of Seller’s common stock at a fixed price of $0.0035 per share, but only after a minimum of 30 days has elapsed since the conversion of the first part of the debt.

3.Except as modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

AGREED AND ACCEPTED:

SKY Century Investment, Inc.	Markebitz Limited

/s/ Nataliia Petranetska	/s/ Vasile Boiko
Nataliia Petranetska	Vasile Boiko
President, Director, Treasurer	Director
Date: December 2, 2021	Date: December 2, 2021